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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of New England Telephone and Telegraph Company on Form S-3 (File No. 33-49533) and Form S-3 (File No. 33-50631) of our report dated February 9, 1999, on our audits of the financial statements and financial statement schedule of the Company as of December 31, 1998 and December 31, 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


New York, New York
March 29, 1999